EXHIBIT 10.3

                             FIRST AMENDMENT
                                   TO
                          EMPLOYMENT AGREEMENT


     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of this 22nd day of April, 1998, to be effective as of the Effective Time (as hereinafter defined), by and between Specialty
Teleconstructors, Inc., a Nevada corporation having its principal executive office located at 12001 Highway 14 North, Cedar Crest, New Mexico 87008 (the "Corporation"), and Jeffrey A. Howard, an individual residing at 3208 Greenbrier, Dallas, Texas 75225 (the "Employee").

     WHEREAS, the Corporation and the Employee entered into that certain Employment Agreement dated as of December 6, 1997 (the "Agreement"); and

     WHEREAS, the Corporation entered into that certain Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 22, 1998, by and among the Corporation, OAI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Corporation ("Acquisition"), OmniAmerica Holdings Corporation, a Delaware corporation ("Holdings"), OmniAmerica, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings, Omni/HSW Acquisition, Inc., a Delaware corporation, and HMTF/Omni Partners, L.P., a Delaware limited partnership, pursuant to which Acquisition will be merged (the "Merger") with and into Holdings, with Holdings being the surviving corporation of the Merger; and

     WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Corporation and the Employee desire to amend the Agreement in certain respects, such amendments to be effective as of the effective time of the Merger under the General Corporation Law of the State of Delaware (the "Effective Time").

     NOW, THEREFORE, in consideration of the premises, the Corporation and the Employee agree as follows:




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      1. The first  sentence of Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

            "The Corporation hereby employs the Employee as Vice President -- Corporate Development of the Corporation."

      2. The last sentence of Subsection 6(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

            "For purposes of this Agreement, the term "Termination Event" shall mean (i) the Employee's receipt of a Non-Continuation Notice from the Corporation, (ii) termination of the Employee's employment by the Corporation for any reason other than for Cause or the Employee's death or Disability or (iii) the Employee's submission of a Non-Continuation Notice to the Corporation notifying the Corporation of the Employee's voluntary termination of employment on account of (a) a 10% or more reduction of the Employee's base salary by the Corporation, (b) the Corporation's assigning the Employee duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties or responsibilities associated with Vice President --Corporate Development, or (c) relocation of the Employee's office other than to a facility at which, as of the date of this Agreement, the Corporation or any of its subsidiaries conducts operations."

      3. Section 11 of the Agreement is hereby amended and restated in its entirety to read as follows:

            "Any notices or other communications required or permitted to be give hereunder shall be in writing and shall be deemed to have been duly made or given when hand delivered, one (1) business day after being transmitted by telecopier or sent by overnight courier against receipt or five (5) days after being mailed by registered or certified mail, postage prepaid, return receipt requested to the party to whom such communication is given at the address set forth below, which address may be changed by notice given in accordance with this Section 11:




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            If to the Corporation:

            Specialty Teleconstructors, Inc.
            12001 Highway 14 North
            Cedar Crest, New Mexico 87008
            Attention: Carl E. Hirsch, President and Chief Executive Officer

            If to the Employee:

            Jeffrey A. Howard
            3208 Greenbrier
            Dallas, Texas 75225"

      4. The Corporation and the Employee acknowledge and agree that the execution and delivery of this Amendment will not result in the occurrence of a Termination Event.

      5. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in the form in which it existed immediately prior to the execution and delivery of this Amendment.

      6. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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      IN WITNESS  WHEREOF the parties  hereto have executed this Amendment as of the day and year first above written.

                                SPECIALTY TELECONSTRUCTORS,
                                    INC.


                                    Michael R. Budagher
                                    President






                                    JEFFREY A. HOWARD